Principal Office:

13918 E. Mississippi Ave, Ste. 68845 |

Aurora | Colorado | 80012 |

United States

1900 Camden Avenue, Ste. 101 |

San Jose | California | 95123 |

United States

Office: +1 408 663 5155

Fax:      +1 415 813 5930

www.indigospire.com

September 22, 2022

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, D.C. 20549-0405

RE: GATC HEALTH CORP. - Form 1-U

We have read the statements made by GATC HEALTH CORP. in the associated disclosure regarding a change in independent audit firm, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4(a) of Form 1-U, as part of the Form 1-U of GATC HEALTH CORP. dated September 28, 2022. We agree with the statements concerning our Firm in such Form 1-U.

Very truly yours,

IndigoSpire CPA Group, LLC is a registered Colorado limited liability company | Firm license: FRM.5000271